EXHIBIT 10.40

AMENDMENT NO. 2 TO MASTER CREDIT FACILITY AGREEMENT

This AMENDMENT NO. 2 TO MASTER CREDIT FACILITY AGREEMENT dated as of February 23, 2006 (this “Amendment”) among MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership, MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation and MID-AMERICA APARTMENTS OF TEXAS, L.P., a Texas limited partnership (individually and collectively the “Borrower”), PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation (“Lender”), and FANNIE MAE, a corporation organized and existing under the Federal National Mortgage Association Charter Act (“Fannie Mae”), amends that certain Master Credit Facility Agreement dated as of March 2, 2004 by and between the Borrower and the Lender, as amended by Amendment No. 1 to Master Credit Facility Agreement dated as of November 17, 2005 (“Amendment No. 1”) among the Borrower, the Lender and Fannie Mae (as the same may be further amended or supplemented from time to time, the “Master Credit Agreement”) . Capitalized terms used in this Amendment and not otherwise defined shall have the same meanings given to such terms in the Master Credit Agreement.

RECITALS

A.         Pursuant to the Master Credit Agreement, Lender made an initial Loan to Borrower in the amount of $11,720,000, which Initial Loan was assigned to Fannie Mae.

B.         Pursuant to Amendment No. 1, the Lender agreed to make one or more additional Loans under the Master Credit Agreement and to permit the addition of additional Mortgaged Properties to the Collateral Pool, including without limitation a loan in the amount of $2,525,000 with respect to an Additional Mortgaged Property known as Runaway Bay Apartments in Charleston County, South Carolina. Pursuant to Amendment No. 1, the Master Credit Agreement was amended to establish a $14,245,000 DMBS Loan Facility in favor of Borrower (subject to increase as provided therein), to provide for additions to the Collateral Pool and to change certain provisions of the Master Credit Agreement.

C.         Borrower has requested and Lender and Fannie Mae have agreed to add an Additional Mortgaged Property to the Collateral Pool, to make an additional Loan in connection therewith in the amount of $3,691,000 and to increase the DMBS Loan Facility to $17,936,000.

D.         Fannie Mae, the Lender and the Borrower intend these Recitals to be a material part of this Amendment.

AGREEMENTS

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party agrees constitutes sufficient consideration received at and before the execution hereof, the parties agree as follows:

1.          Section 3.04(a) of the Master Credit Agreement (as set forth in Amendment No. 1) is hereby amended and restated to read in its entirety as follows:

(a)        Maximum Amount of Increase in Commitment. Borrower hereby agrees that the total DMBS Loan Commitment, when added to the “Commitment” of Fannie Mae under the Master Reimbursement Agreement, shall not exceed $109,451,000.

2.          Appendix I is hereby amended by deleting the definition DMBS Loan Commitment (set forth in Amendment No. 1) in its entirety and replacing such definition with the following

“DMBS Loan Commitment” means $17,936,000, plus such amount as the Borrower may elect to add to the DMBS Loan Commitment in accordance with Section 3.04.”

3.          Appendix I is hereby amended by adding thereto and placing in alphabetical order the following definitions:

“Hedge Reserve Escrow Account” means each Hedge Reserve Escrow Account established and maintained pursuant to the applicable Hedge Reserve Escrow Account Security Agreement.

“Hedge Reserve Escrow Account Security Agreement” means a Hedge Reserve Escrow Account Security Agreement, by and among the Borrower, the Lender and Fannie Mae, substantially in the form of Exhibit O to the Master Reimbursement Agreement (as the same may be modified to provide for the monthly deposits required by Section 12.06 hereof), as such agreement may be amended, supplemented or restated from time to time.

4.          Section 12.01 of the Master Credit Agreement is hereby amended and restated to read in its entirety as follows:

“SECTION 12.01 Interest Rate Protection.

(a)         Hedges. To protect against fluctuations in interest rates, Borrower shall make arrangements for a Hedge to be in place and maintained at all times with respect to each Loan. Each Hedge must be in place on the applicable Closing Date for a period beginning on such Closing Date and ending not earlier than the date which is the fifth (5th) anniversary of such Closing Date (the “Initial Hedge Period”). The obligation of the Borrower to acquire, maintain and replace Hedges as required by this Article shall not be diminished or otherwise affected by any shortfall between the balance of the Hedge Reserve Escrow Account pursuant to Section 12.06 and the cost of any Hedge.

(b) Subsequent Hedges. A Subsequent Hedge shall be required for the remaining term of each Loan, upon the expiration of the Cap in place for the Initial Hedge Period or any Subsequent Hedge Period. A Subsequent Hedge must be fully executed and delivered on terms and conditions consistent with this Agreement. A Subsequent Hedge must have an effective date not later than the day following the last day of the Initial Hedge Period or any prior Subsequent Hedge Period. Any Subsequent Hedge must terminate on the earlier of (1) a date which is not earlier than the fifth (5th) anniversary of the effective date of such Subsequent Hedge, and (2) the Termination Date (the “Subsequent Hedge Period”). Notwithstanding this Section, if a Hedge unexpectedly and unavoidably terminates on a date other than its scheduled expiration date, the Borrower shall, within ten days of such termination, obtain a new Hedge satisfying the requirements of this Section.”

5.	Section 12.02(b) is amended to read as follows:

“(b)             be in effect for the entire Initial Hedge Period or Subsequent Hedge Period, as applicable.”

6.	Article XII is amended by adding the following Section 12.06:

“SECTION 12.06. Upon the termination of the effectiveness of Section 11.01(a) pursuant to Section 11.01(b) and during any period in which a Hedge with a term of five (5) years (a “Five Year Hedge”) is in effect, the Borrower shall make monthly deposits (“Monthly Deposit”) to the Loan Servicer (as defined in the Master Reimbursement Agreement) to be held under the Hedge Reserve Escrow Account Security Agreement to provide moneys for the purchase of a Subsequent Hedge. The Borrower shall make the Monthly Deposits on each Servicing Payment Date (as defined in the Master Reimbursement Agreement) during the term of a Five Year Hedge. The first deposit will be due on the Servicing Payment Date in the next month after the effective date of such Five Year Hedge. The amount of each deposit (as adjusted from time to time, “Monthly Deposit Amount”) shall be determined in accordance with this Section.

(a)       Initial Monthly Deposit Amount. Initially, the Monthly Deposit Amount will be 1/60th of the purchase price of the Five Year Hedge then coming into effect, until changed, if at all, by the recalculation of the Monthly Deposit Amount on any Change Date as described in subsection (b).

(b)       Change Dates. The Monthly Deposit Amount will be subject to adjustment each calendar year. The date on which any adjustment in the Monthly Deposit Amount becomes effective is called a “Change Date.” The Change Date will fall in the same month each year as the month in which the related Five Year Hedge became effective. The Change Date will be the Servicing Payment Date of that month. The first Change Date related to a Five Year Hedge will occur in the next calendar year after such Hedge became effective. Subsequent Change Dates will fall on the Servicing Payment Date for that same month each following calendar year. Whenever a Subsequent Hedge which will be a Five Year Hedge is purchased, the Change Date will change. The new Change Date will fall on the Servicing Payment Date for the month in which the new Five Year Hedge became effective, commencing in the next calendar year after such Hedge became effective. Subsequent Change Dates will fall on the Servicing Payment Date for that same month each following calendar year unless again changed in accordance with this subsection.

(c)       Determination of New Monthly Deposit Amount. One month before each Change Date, the Loan Servicer shall determine the cost of the next Subsequent Hedge, based on then existing market conditions, as if it the next Subsequent Hedge were to be purchased at that time (“Trial Hedge Cost”). The Loan Servicer will then compare (i) the Trial Hedge Cost with (ii) the product of multiplying the Monthly Deposit Amount then in effect times 60. If the Trial Hedge Cost is not the higher number, no adjustment to the Monthly Deposit Amount will be made. If the Trial Hedge Cost is the higher number, the Loan Servicer shall adjust the Monthly Deposit Amount to be effective from (and including) the Change Date then about to occur (“Next Change Date”). The new Monthly Deposit Amount will be that amount which shall cause the deposit balance of the Hedge Reserve Escrow Account, at the expiration date of the then outstanding Hedge, to equal the Trial Hedge Cost, taking into consideration the balance of the Hedge Reserve Escrow Account immediately before the Next Change Date and the number of deposits remaining to be made over the months from (and including) the Next Change Date to the expiration date of the then outstanding Hedge. The Loan Servicer shall make the calculation on the assumption that the applicable Borrower will make each monthly deposit in the full amount when due and no further adjustment to the Monthly Deposit Amount will be made after the adjustment taking effect on the Next Change Date. In calculating the new Monthly Deposit Amount, the Loan Servicer shall ignore any investment income on funds held under the Hedge Reserve Escrow Account Security Agreement.”

7.          The “SCHEDULE OF MORTGAGED PROPERTIES AND INITIAL VALUATIONS” attached as Exhibit A to the Master Credit Agreement is hereby amended and restated in its entirety as set forth in Annex I attached hereto.

8.          This Amendment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

9.          This Amendment shall be construed, interpreted and enforced in accordance with, and the rights and remedies of the parties hereto shall be governed pursuant to, the provisions of Section 14.06 of the Master Credit Agreement (entitled “Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial”), which provisions are hereby incorporated into this Amendment No. 1 by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

10.        Except as specifically modified by this Amendment, all of the terms and provisions of the Master Credit Agreement shall remain in full force and effect.

11.        The Borrower represents and warrants to Fannie Mae as follows:

(a)        All representations and warranties set forth in the Master Credit Agreement are true and correct as of February 23, 2006.

(c)        No Event of Default or Potential Event of Default as described in the Master Credit Agreement has occurred as of February 23, 2006.

[The Remainder of this Page Has Been Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have duly signed, sealed, and delivered this Amendment on the day and year first above written.

BORROWER:

MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership

By:    Mid-America Apartment Communities, Inc., a Tennessee corporation, its sole General Partner

By: __________________________

Al Campbell

Senior Vice President and Treasurer

MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation

By: __________________________

Al Campbell

Senior Vice President and Treasurer

MID-AMERICA APARTMENTS OF TEXAS, L.P., a Texas limited partnership

By:    MAC of Delaware, Inc., a Delaware corporation, its sole General Partner

By: __________________________

John A. Good

Assistant Secretary

FANNIE MAE

By:__________________________________
Name:_________________________
Title:__________________________

LENDER

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware Corporation

By:

Name: Sharon D. Singleton Title: Vice President - Closing Officer

ANNEX I

EXHIBIT A TO MASTER CREDIT AGREEMENT

SCHEDULE OF MORTGAGED PROPERTIES,

INITIAL VALUATIONS AND INITIAL LOAN ALLOCATIONS

Property Name	Property Address	Initial Valuation	Initial DMBS Loan Allocation
The Park at Hermitage	Davidson County, Tennessee	$19,900,000	$6,755,000
Stassney Woods	Austin, Texas	$11,345,000	$2,620,000
Travis Station Apartments	Austin, Texas	$9,673,000	$2,345,000
Runaway Bay Apartments	Mount Pleasant, Charleston County, South Carolina	$16,400,000	$2,525,000
St. Augustine Apartments	Jacksonville, Duval County, Florida	$29,000,000	$3,691,000